Exhibit 10.5

MONTAUK RENEWABLES, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Non-Employee Directors)

Montauk Renewables, Inc. (the “Company”) hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below under the Montauk Renewables, Inc. Equity and Incentive Compensation Plan (the “Plan”). The RSUs are subject to all of the terms and conditions in this Notice of Grant of Restricted Stock Units (this “Grant Notice”), in the Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, as applicable, and the Plan and Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistences between this Grant Notice or Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[Name]

Type of Grant:	Restricted Stock Units

Date of Grant:	[Grant Date]

Number of RSUs:	[#]

Vesting Schedule:

Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous service as a Director until the applicable vesting date, the RSUs shall become vested in full on the date that is the earlier of [(a) the one-year anniversary of the Date of Grant; or (b) the date of the Company’s next regular annual meeting of stockholders which occurs after the Date of Grant].

MONTAUK RENEWABLES, INC.

Restricted Stock Units Agreement

Montauk Renewables, Inc. (the “Company”) has granted, pursuant to the Montauk Renewables, Inc. Equity and Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Restricted Stock Units as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.

2. Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of RSUs set forth in the Grant Notice. Each RSU shall represent the right of the Participant to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.

3. Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.

4. Vesting of RSUs.

(a)

The RSUs shall vest in accordance with the Vesting Schedule (the period from the Date of Grant until such vesting date, the “Vesting Period”). Any RSUs that do not so become vested will be forfeited, including, except as provided in Section 4(b) or Section 4(c) below, if the Participant ceases to remain in service as a Director for any reason prior to the end of the Vesting Period.

(b)

Notwithstanding Section 4(a) above, the RSUs shall become vested, nonforfeitable and payable to the Participant pursuant to Section 5 hereof upon the occurrence of any of the following events in the following manner:

(i)

The RSUs shall become vested in full upon the date that the Participant ceases to be a Director by reason of the Participant’s death or Disability. “Disability” shall mean a circumstance in which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.

(ii)

In the event of a Change in Control that occurs prior to the end of the Vesting Period, the RSUs shall become vested in full and nonforfeitable upon the earlier of: (A) consummation of the Change in Control if the Participant’s service as a Director ceases on the closing date of such Change in Control, or (B) if this award of RSUs is assumed or continued by a successor entity (or parent thereof) following such Change in Control, upon the Participant’s involuntary cessation of service as a Director with such entity.

5. Form and Time of Payment of RSUs.

(a)

Payment for the RSUs, after and to the extent they have become vested and nonforfeitable, shall be made in the form of shares of Common Stock. Except as provided in Section 5(b) or 5(c), payment shall be made as soon as administratively practicable following (but no later than thirty (30) days following) the date that the RSUs become nonforfeitable pursuant to Section 4 hereof.

(b)

If the RSUs become nonforfeitable (i) by reason of the occurrence of a Change in Control as described in Section 4(c), and if the Change in Control does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of the Company as those terms are defined under Treasury Regulation § 1.409A-3(i)(5), then payment for the RSUs will be made upon the earliest of (A) the Participant’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code), (B) the date the RSUs would have become vested and nonforfeitable under Section 4(a) had the Participant remained as a Director, (C) the Participant’s death, (D) the occurrence of a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, or (E) the Participant becoming Disabled.

(c)

If the RSUs become payable on the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Participant is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then payment for the RSUs shall be made on the earlier of the fifth business day of the seventh month after the date of the Participant’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Participant’s death.

(d)

Except to the extent provided by Section 409A of the Code and permitted by the Board or the Committee, no shares of Common Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(e)	The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of shares of Common Stock corresponding to such RSUs.

6. Dividend Equivalents; Voting and Other Rights.

(a)

The Participant shall have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote the shares of Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 5 above.

(b)

From and after the Date of Grant and until the earlier of (i) the time when the RSUs become nonforfeitable and are paid in accordance with Section 5 hereof or (ii) the time when the Participant’s right to receive shares of Common Stock in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are settled.

(c)

The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7. Adjustments. The number of shares of Common Stock issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 11 of the Plan.

8. Withholding Taxes.

(a)

The Participant acknowledges that, if the Participant is a Pennsylvania resident, the Participant is responsible for any and all applicable income and other taxes, as well as any social insurance contributions and other deductions or withholdings required by applicable law, from RSUs, including federal, FICA, state, and local taxes applicable to the Participant (such taxes, the “Tax-Related Items”). The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting, or delivery of shares of Common Stock under this Agreement or with respect to the RSUs, the subsequent sale of shares of Common Stock acquired pursuant to the RSUs, and the receipt of any dividends, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

(b)	If Participant is not a Pennsylvania resident, the Participant acknowledges that any issuance of shares of Common Stock to the Participant pursuant to the RSUs shall be subject to any applicable tax withholding requirements. The Company shall automatically, not later than the date as of which the transfer of shares of Common Stock pursuant to the RSUs becomes a taxable event for federal income tax or other applicable withholding tax purposes, cause the required minimum federal, state, local, non-U.S., or other taxes required by law to be withheld on account of such taxable event to be satisfied by withholding from shares of Common Stock to be issued to the Participant a number of shares of Common Stock with an aggregate Market Value per Share that would satisfy such minimum withholding obligation.

9. Compliance with Law.

(a)

The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(b)

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

10. Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the RSUs.

11. Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

12. No Right to Future Awards or Obligation to Continue Service. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The Company is not obligated by or as a result of the Plan or this Agreement to continue the Participant in service as a Director.

13. Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.

14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Participant’s rights with respect to the RSUs without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. Relation to Plan. The RSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any and to the extent applicable) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded).

17. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

19. Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

20. Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.